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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 4, 2001

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-20800	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 458-3711
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4. Change in Registrant's Certifying Accountant.

      (a)(1)(i)  On September 4, 2001, the Registrant dismissed PricewaterhouseCoopers LLP as the Registrant's independent accountants (the "Former Accountants"). The decision to change independent accountants was prompted when the Registrant was notified that the Former Accountants' Spokane, Washington office would be closing. The Registrant has engaged BDO Seidman, LLP ("BDO") as its new principal independent accountants effective September 4, 2001.

          (ii) The reports of the Former Accountants on the financial statements for the years ended December 31, 2000 and 1999 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

          (iii) The decision to dismiss the Former Accountants and engage BDO as the principal independent accountants for the Registrant was approved by the Audit Committee of the Board of Directors of the Registrant.

          (iv) During the years ended December 31, 2000 and 1999 and through September 4, 2001, there were no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountants, would have caused them to make reference thereto in their reports on the financial statements for such years.

          (v) During the years ended December 31, 2000 and 1999 and through September 4, 2001, there were no "reportable events" as defined by Item 304 (a)(1)(v) of Regulation S-K.

        (2) Neither the Registrant nor anyone on its behalf has consulted with BDO during the Registrant's two most recent fiscal years, or any subsequent interim period, prior to its engagement of BDO.

        (3) The Registrant has requested that the Former Accountants furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated September 7, 2001, is filed as Exhibit 16.1 to this Form 8-K.

Item 7.    Financial Statements, Pro Forma Financial Statements, and Exhibits.

        (c)     Exhibits.

        16.1   Letter dated September 7, 2001, from the Registrant's former principal independent accountants.

S I G N A T U R E

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION (Registrant)
September 7, 2001
Date	By:	/s/ DANIEL G. BYRNE Daniel G. Byrne Senior Vice President, Assistant Secretary and Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter dated September 7, 2001 from the Registrant's former principal independent accountants.

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INFORMATION TO BE INCLUDED IN THE REPORT
S I G N A T U R E
EXHIBIT INDEX